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                                                                    EXHIBIT 4.1

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
                     --------------------------------------

                             2003 STOCK OPTION PLAN
                             ----------------------

1.       PURPOSE OF PLAN
         ---------------

         The purpose of this 2003 Stock Option Plan (the "PLAN") is to assist American Oriental Bioengineering, Inc. (the "COMPANY") and any subsidiary thereof included in the definition of the "Companies" set forth in Paragraph 2 below, in the continued employment or service of officers, employees, consultants and directors by offering them a greater stake in the Companies' success and a closer identity with the Companies, and to aid in attracting individuals whose employment or services would be helpful to the Companies and would contribute to their success.

2.       DEFINITIONS
         -----------

         (a)      "BOARD" means the board of directors of the Company.

         (b)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (c)      "COMMITTEE" means the committee described in Paragraph 5.

         (d) "COMMON STOCK" means shares of common stock, $0.01 par value per share, of the Company.

         (e) "COMPANIES" means the Company and any subsidiary, as defined in Sections 424(e) and 424(f) of the Code.

         (f) "DATE OF GRANT" means the date on which an Option is granted, or on which the exercise price of an outstanding Option is modified.

         (g) "EXERCISE PRICE" means the price per Share that an Optionee must pay in order to exercise an Option.

         (h) "EXPIRATION DATE" shall have the meaning set forth in Paragraph 16.

         (i) "INCENTIVE STOCK OPTION" shall mean an Option granted under the Plan, designated at the time of such grant as an incentive stock option (and qualifying as such under Section 422 of the Code) and containing the terms specified herein for incentive stock options.

         (j) "NON-QUALIFIED OPTION" shall mean an Option granted under the Plan, which is designated at the time of such grant as a non-qualified option, which contains the terms specified herein for non-qualified options, and which fails to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.


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         (k)      "OPTION" means any stock option granted under the Plan and described either in Paragraph 3(a) or 3(b).

         (l) "OPTION AGREEMENT" shall have the meaning set forth in Paragraph 7.

         (m) "OPTIONEE" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

         (n)      "REORGANIZATION" shall have the meaning set forth in Paragraph
                  11.

         (o)      "RULE 16b-3" shall have the meaning set forth in Paragraph 5.

         (p)      "SHARES" means shares of Common Stock subject to this Plan.

         (q) "TEN PERCENT SHAREHOLDER" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than ten percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code.

         (r) "VALUE" means, as determined by the Committee, the last sale price of the Common Stock as quoted on the Over-the-Counter Bulletin Board on the trading day immediately preceding the date for which the determination is being made or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on such day; or, if the Common Stock of the Company is listed on a national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day immediately preceding the date for which the determination is being made or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading. If none of the foregoing is applicable, then the fair market value of the Common Stock shall be its value as determined in connection with the Company's most recent corporate financing; provided, however, that if a significant event (as determined in good faith by the Committee in its sole discretion) has occurred with respect to the Company since the Company's most recent corporate financing, the value of the Common Stock shall be determined in good faith by the Committee in its sole discretion.

3.       RIGHTS TO BE GRANTED
         --------------------

         Rights that may be granted under the Plan are:

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         (a)      Incentive Stock Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price determined by the Board in accordance with Paragraph 7(a).

         (b) Non-Qualified Options, that give the Optionee the right for a specified time period to purchase a specified number of Shares at an Exercise Price not less than that specified in Paragraph 7(a).

4.       STOCK SUBJECT TO PLAN
         ---------------------

         The maximum number of Shares that may be issued under the Plan is 2,900,000 Shares, subject to adjustment pursuant to the provisions of Paragraph
10. If an Option terminates without having been exercised in whole or part, other Options may be granted covering the Shares as to which the Option was not exercised. Notwithstanding anything to the contrary contained in the Plan, the aggregate number of Shares issued to an Optionee on the exercise of Options granted under the Plan, or reserved for issuance to an Optionee on the exercise of Options granted under the Plan, may not exceed ten percent (10%) of the maximum number of Shares authorized to be issued on the exercise of Options under the Plan.

5.       ADMINISTRATION OF PLAN
         ----------------------

         (a) The Plan shall be administered, and the grant of Options under this Plan shall be approved in advance, by the Board, or if the Board by resolution so decides, by a stock option committee (the "COMMITTEE") designated by the Board, the members of which shall be appointed by and serve on such Committee at the pleasure of the Board.

         (b) To the extent required for transactions under the Plan to qualify for exemptions available under Rule 16b-3 promulgated under the U.S. Securities Act ("RULE 16b-3"), if the Board shall delegate its authority to the Committee then each member of the Committee will be a "Non-Employee Director" within the meaning of Rule 16b-3. To the extent required for compensation realized from the exercise of options issued under the Plan to be deductible by the Company or any of the Companies pursuant to Section 162(m) of the Code, the members of said Committee will be "outside directors" within the meaning of Section 162(m) of the Code.

         (c) Notwithstanding anything in the Plan to the contrary, with respect to any participant or eligible employee who is resident outside of the United States, the Committee may, in its discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the goals and objectives of the Plan, and may, in its discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Committee may, where it deems appropriate in its discretion, establish one or more sub-plans of the Plan for these purposes.

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6.       GRANTING OF OPTIONS
         -------------------

         (a) Subject to Paragraph 7 hereof, the Company may, from time to time, designate: the officers, employees, consultants and/or directors of any of the Companies to whom Options may be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the vesting provisions of an Option; and the term of an Option.

         (b) An Incentive Stock Option shall not be granted to a director or consultant of any of the Companies unless, as of the Date of Grant, such director or consultant is also an officer or key employee of any of the Companies.

         (c) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the Exercise Price and period of exercise as are provided in Paragraph 7 with respect to such a person.

         (d) Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or other self-regulatory entity or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or other self-regulatory entity or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Shares hereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

7.       OPTION AGREEMENTS AND TERMS
         ---------------------------

         Each Option shall be granted within ten (10) years of the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier. Each Option shall be evidenced by an option agreement that shall be executed on behalf of the Company and by the respective Optionee ("OPTION AGREEMENT"), in such form not inconsistent with the Plan as the Board or the Committee may from time to time determine, provided that the substance of this Paragraph 7 be included therein. The terms of each Option Agreement shall be consistent with the following:

         (a) EXERCISE PRICE. In the case of a Non-Qualified Option, the Exercise Price per Share shall be determined by the Board unless otherwise delegated to the Committee. In the case of an Incentive Stock Option, the Exercise Price per share shall not be less than one hundred percent (100%) of the Value of such Share on the Date of Grant; provided that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price per Share shall not be less than one hundred ten percent (110%) of the Value of such Share on the Date of Grant.

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         (b)      RESTRICTION ON TRANSFERABILITY. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void. During the lifetime of the Optionee, an Option shall be exercisable only by him. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Paragraph 7(e).

         (c) PAYMENT. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or by wire transfer (at the option of the Optionee), certified check, cashier's check, personal check or, to the extent permitted by law, "cashless exercise" (i.e., the Company's retention of that number of Shares acquired by the Optionee on exercise, which, at the time of exercise, has an aggregate fair market value equal to the payment owed by the Optionee to the Company under this Paragraph 7(c)). Upon the exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, in cash or by wire transfer, certified check, cashier's check or personal check, an amount sufficient to satisfy all U.S. federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for Shares.

         (d) ISSUANCE OF CERTIFICATES. Upon payment of the Exercise Price, a certificate for the number of Shares shall be delivered to such Optionee by the Company. If listed on a national securities exchange, or quoted on the Nasdaq Stock Market, the Company shall not be obligated to deliver any certificates for Shares until (A)(i) such Shares have been listed (or authorized for listing upon official notice of issuance) on each securities exchange upon which the outstanding Shares at the time are listed or (ii) if the outstanding Shares are quoted on the Nasdaq Stock Market, such Shares have been approved for quotation thereon and (B) there has been compliance with such laws or regulations as the Company may deem applicable, including all applicable national securities exchange or similar regulations. The Company shall use commercially reasonable efforts to effect such listing or reporting and compliance as promptly as practical.

         (e) PERIODS OF EXERCISE OF OPTIONS. An Option shall be exercisable in whole or in part for such time as may be stated in the Option Agreement, provided that:

                  (i) an Incentive Stock Option granted to a Ten Percent Shareholder shall in no event be exercisable after five (5) years from the Date of Grant, and all other Options shall in no event be exercisable after ten
                           (10) years from the Date of Grant.

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                  (ii)     Incentive Stock Options shall be subject to the
                           limitation set forth in Paragraph 8;

                  (iii) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies for any reason other than death, disability or termination for cause, any Option or unexercised portion thereof shall not be exercisable by such Optionee after three months from the date the Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies;

                  (iv) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies, and such employment or service was terminated for cause, any Option or unexercised portion thereof shall terminate forthwith;

                  (v) if an Optionee ceases to be employed by, or ceases to serve as an officer or director of, at least one of the Companies due to disability, any Option or unexercised portion thereof shall not be exercisable by such Optionee after one year from the date the Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, at least one of the Companies; and

                  (vi) if an Optionee ceases to be employed by, or ceases to serve as an officer, consultant or director of, one or more of the Companies due to death, any Option or unexercised portion thereof shall not be exercisable after one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the decedent's Options to the extent determined by the Company in its discretion, even if the date of exercise is within any time period before or after which such Option would not be exercisable under the Plan.

         (f) DATE OF EXERCISE. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary; provided that the Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made full payment for such Shares in accordance with Paragraph 7(c). Each such exercise shall be irrevocable when given. Each notice of exercise must state whether the Optionee is exercising an Incentive Stock Option or a Non-Qualified Option and must include a statement of preference as to the manner in which payment to the Company shall be made (cash, wire transfer, certified check, cashier's check or personal check). Moreover, if required by the Board or Committee by notification to the Optionee at the time of granting of the option, it shall be a condition of such exercise that the Optionee represent that he is purchasing the Shares in respect of which the Option is being exercised for investment only and not with a view to resale or distribution.

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         (g)      TERMINATION OF STATUS. For the purposes of the Plan, a
                  transfer of an employee, officer, consultant or director between two companies, each of which is a company considered to be either a parent of the Company within the meaning of
                  Section 424(e) of the Code or a subsidiary of the Company within the meaning of Section 424(f) of the Code, shall not be deemed a termination of employment or of service as an employee, officer, consultant or director.

         (h) NO RELATION BETWEEN INCENTIVE STOCK OPTIONS AND NON-QUALIFIED OPTIONS. The grant, exercise, termination or expiration of any Incentive Stock Option granted to an Optionee shall have no effect upon any Non-Qualified Option held by such Optionee, nor shall the grant, exercise, termination or expiration of any Non-Qualified Option granted to an Optionee have any effect upon any Incentive Stock Option held by such Optionee.

8.       LIMITATION ON EXERCISE OF INCENTIVE STOCK OPTIONS
         -------------------------------------------------

         The aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan (and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code), shall not exceed One Hundred Thousand Dollars in U.S. funds (US $100,000). Accordingly, to the extent that the aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which Incentive Stock Options (determined without reference to this Paragraph 8) are exercisable for the first time by an Optionee during any calendar year under this Plan (and any other plan of his employer corporation and its parent and subsidiary corporations, as defined respectively in Sections 424(e) and (f) of the Code) exceeds One Hundred Thousand Dollars in U.S. funds (US $100,000), such Options will be treated as Nonqualified Options (i.e., options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code.

9.       RIGHTS AS A SHAREHOLDER
         -----------------------

         The Optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any Shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.      CHANGES IN CAPITALIZATION
         -------------------------

         In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the Company shall make such adjustment in the aggregate number of Shares that may be issued under the Plan, and the number of Shares subject to, and the Exercise Price of, each then-outstanding Option, as it, in its sole and absolute discretion, deems appropriate.

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11.      MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS
         ----------------------------------------------------

         If during the term of any Option, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property or stock of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company ("REORGANIZATION"), the Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

         (a) The Company may provide in any agreement with respect to any such Reorganization that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the shares of such corporation subject to such options immediately after the consummation of such Reorganization over the aggregate exercise price of such options shall not be greater than the excess of the aggregate value of the Shares over the aggregate Exercise Price of the Options immediately prior to the consummation of such Reorganization; and that the grant of such options after the consummation of such Reorganization would not give the Optionees any additional benefits that the Optionees did not have before the consummation of such Reorganization; or

         (b) If the Board shall determine that such action is reasonable under the circumstances, it may give each Optionee the right, immediately prior to the consummation of such Reorganization, to exercise his Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed pursuant to Paragraph 7(e) of the Plan, or the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

12.      PLAN NOT TO AFFECT EMPLOYMENT
         -----------------------------

         Neither the Plan nor any Option granted thereunder shall confer upon any employee, officer, consultant or director of any of the Companies any right to continue in the employment or service of any of the Companies.

13.      INTERPRETATION
         --------------

         The Board or the Committee shall have the power to interpret the Plan and to adopt, amend and rescind rules for putting the Plan into effect and administering it. The administration, interpretation, construction and application of the Plan and any provisions thereof made by the Board or the Committee shall be final and binding on all Optionees and on any other persons eligible under the provisions of the Plan to participate therein. No member of the Board or Committee shall be liable for any action taken or for any determination made in good faith in connection with the administration, interpretation, construction or application of the Plan. It is intended that the Incentive Stock Options shall constitute incentive stock options within the meaning of Section 422 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

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14.      AMENDMENT OR DISCONTINUANCE OF THE PLAN
         ---------------------------------------

         The Board may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any option rights previously granted to an Optionee under the Plan without the written consent of the Optionee or other person then entitled to exercise such Option, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange. However, any amendment of this Plan that would (a) increase or decrease the number of Shares that may be issued pursuant to Options granted under this Plan or (b) modify the requirements as to eligibility for participation in this Plan, shall be effective only if such amendment is approved by the shareholders of the Company within twelve months before or after the date on which such amendment is adopted by the Board and, if required, is also approved by any securities and stock exchange regulatory authorities having jurisdiction over the Shares.

15.      SECURITIES LAWS
         ---------------

         The Company shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission and the applicable laws and regulations of any other jurisdiction.

16.      EFFECTIVE DATE AND TERM OF PLAN
         -------------------------------

         The Plan shall become effective on the date the Plan is adopted by the Board, and, unless sooner terminated by the Board, shall expire on the date that is ten years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the Company's shareholders, whichever is earlier ("EXPIRATION DATE"). No Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders within twelve months before or after the date the Plan is adopted by the Board, and no Option may be granted under the Plan following the Expiration Date.

17.      GOVERNING LAW
         -------------

         The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of Nevada, provided that, notwithstanding such choice of law, the federal laws of the United States shall be applicable herein to the extent specified or to the extent compliance with such laws is mandatory.

By order of the Board of Directors of American Oriental Bioengineering, Inc.

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